UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia		22107-0150
(Address of Principal Executive Offices)		(Zip Code)

(703) 873-6600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2018, the Board of Directors of TEGNA Inc. (the “Company”) determined that, in connection with an internal corporate reorganization, the position of Executive Vice President/Chief Legal and Administrative Officer of the Company will be eliminated early in 2019, which will result in the termination of employment without cause of Todd Mayman effective as of that date. In connection with his termination of employment, under the TEGNA Inc. Executive Severance Plan, Mr. Mayman will be eligible for (a) a prorated annual bonus for the portion of 2019 that elapses prior to the effective date of his termination of employment, and (b) a severance payment equal to the product of (i) 1.5 multiplied by (ii) the sum of his annual base salary and average annual bonus earned for the three fiscal years immediately preceding the termination. Upon Mr. Mayman’s termination of employment, he will also be eligible for prorated vesting of his outstanding restricted stock units and performance shares (based on actual performance at the end of the performance period), in accordance with the terms of such awards.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, Associate General Counsel and Secretary

Date: October 2, 2018